LEGAL & COMPLIANCE, LLC

LAURA ANTHONY, ESQUIRE
STUART REED, ESQUIRE                                  WWW.LEGALANDCOMPLIANCE.COM

                                                      DIRECT E-MAIL:
                                                      LAURAANTHONYPA@AOL.COM

April 27, 2005

Board of Directors
Capital Solutions I, Inc,
6915 Red Road
Suite 222
Coral Gables, FL  33143

Re:  Registration Statement on Form S-8

Dear Board Members:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Sincerely,

Legal & Compliance, LLC


By:/s/ LAURA ANTHONY, Legal & Compliance, LLC
  -------------------------------------------
         Laura Anthony, President


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